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                                                        EXHIBIT F



                                        October 10, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Dear Sirs:

          Referring to the Application or Declaration on Form U-1 filed contemporaneously by Monongahela Power Company ("Monongahela"), The Potomac Edison Company ("Potomac Edison") and West Penn Power Company ("West Penn", collectively with Monongahela and Potomac Edison, the "APS Companies"), under the Public Utility Holding Company Act of 1935 with respect to the issuance of three series of pollution control revenue bonds (the "Bonds") by The Greene County Industrial Authority, Greene County, Pennsylvania (the "Authority"), and the contemporaneous issuance of a note by each of the APS Companies to support the issuance of the Bonds (the "Notes"), I have examined such documents and questions of law as I deemed necessary to enable me to render this opinion.

          I understand that the Bonds will be offered by the Authority in a negotiated sale to underwriters; that the issuance of the Notes has been duly authorized by the Boards of Directors of Monongahela, Potomac Edison and West Penn; that all amendments necessary to complete the above-mentioned Application or Declaration and to complete Monongahela's applications with the Ohio Public Utility Commission and the Public Service Commission of West Virginia, Potomac Edison's applications with the Public Service Commission of Maryland, the Virginia State Corporation Commission and the Public Service Commission of West Virginia, and West Penn's application with the Pennsylvania Public Utility Commission, have been filed; and that all other necessary corporate action by the Boards of Directors and officers of Monongahela, Potomac Edison and West Penn in connection with the issuance of the Notes has been or will be taken prior thereto.

          Based upon the foregoing, I am of the opinion that:

          (1) Monongahela is validly incorporated and duly existing and is in good standing under the laws of the State of Ohio; and

          (2) Potomac Edison is validly incorporated and duly existing and is in good standing under the laws of the State of Maryland and the Commonwealth of Virginia; and
          (3) West Penn is validly incorporated and duly existing and is in good standing under the laws of the Commonwealth of Pennsylvania; and

          (4) Provided that (a) the actions outlined above shall have been duly taken, (b) the above-mentioned Application or Declaration and state applications as so amended, shall have become effective or been approved pursuant to appropriate orders of the respective regulatory commissions, and (c) the Bonds shall have been offered, issued and sold and the Notes shall have been issued, all in accordance with the procedures outlined above and in accordance with the orders of the appropriate regulatory commissions, then:


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                    (i)  All state laws applicable to
          the proposed transaction will have been
          complied with; and

                    (ii) The Note to be issued by
          Monongahela to secure the Bonds will be a valid and binding obligation of Monongahela in accordance with its terms; and

                    (iii) The Note to be issued by
          Potomac Edison to secure the Bonds will be a valid and binding obligation of Potomac
          Edison in accordance with its terms; and

                    (iv) The Note to be issued by West
          Penn to secure the Bonds will be a valid and binding obligation of West Penn in accordance with its terms; and

                    (v)  The consummation of the
          proposed transactions will not violate the legal rights of the holders of any securities issued by Monongahela, Potomac Edison or West
          Penn or any associate company thereof.

          This opinion does not relate to State Blue Sky or securities laws.

          I hereby consent to the filing of this opinion as an exhibit by Post-Effective Amendment to the above-mentioned
Application or Declaration.

                                        Very truly yours,

                                        /s/ Robert R. Winter

                                            Robert R. Winter
                                            Vice President, Legal Services